                      SECURITIES AND EXCHANGE COMMISSION
                                   FORM 8-K
                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:   July 29, 1997

                        TELEPORT COMMUNICATIONS GROUP INC.


                                     0-20913
                                    --------
                             (Commission File Number)

                                   13-3173139
                                   ----------
                       (IRS Employer Identification Number)

                                    Delaware
                                    --------
                              State of Incorporation

        437 Ridge Road, Executive Building 3, Dayton, New Jersey, 08810
        ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (908) 392-2000
                                 --------------
               (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS
THE REGISTRANT ISSUED THE FOLLOWING PRESS RELEASE ON JULY 29, 1997

TELEPORT COMMUNICATIONS GROUP  INC. (TCG)  REPORTED SECOND QUARTER 1997
RESULTS: A RECORD 78% GROWTH RATE FOR REVENUES POSTED AT $115.7 MILLION. EBITDA GREW 269% TO $8.7 MILLION.
For Immediate Release:
NEW YORK, N.Y. JULY 29, 1997

TCG (Nasdaq/NM:TCGI) reported revenues for the second quarter ended June 30, 1997 of $115.7 million, a record growth rate of 78% compared to the same period in 1996. Second quarter 1997 EBITDA (earnings before interest, taxes, depreciation, and amortization) was $8.7 million, an increase of 269% from
$2.3 million for the second quarter 1996.   EBITDA margin was 7.5% of
revenues, which was more than double the 3.6% for the same period in 1996.

"TCG's excellent performance in the second quarter, which produced the highest year over year revenue growth in TCG's history, is attributable to the continuation of the robust growth in switched services, Internet and high speed data and the smooth integration of the CERFnet and the Eastern TeleLogic acquisitions. The second quarter was the seventh consecutive quarter of record revenues and EBITDA growth. Our excellent results reflect the expansion of TCG CERFnet Internet services to major TCG markets combined with robust internal growth across all of our product lines. Our performance to date has exceeded our internal expectations and gives us a solid base in meeting our 1997 business plan objectives." said Bob Annunziata, TCG's Chairman and CEO.

Year to date June 30, 1997 revenues were $212.5 million, a 72% increase from the same period in 1996. EBITDA for year to date June 30, 1997 was $14.8 million, a 345% increase over the same period in 1996.

                    Quarter ended                Year to date ended
($ in millions)   6/30/97    6/30/96             6/30/97    6/30/96
                  --------   --------            --------   --------
Revenues          $ 115.7    $ 65.1              $ 212.5     $ 123.2
     % Change         78%                            72%
EBITDA            $   8.7    $  2.3              $  14.8     $   3.3
     % Change        269%                           345%

At the end of the second quarter 1997, annualized monthly recurring revenue was $444.8 million, an increase of 81% over the same period in 1996.

Note: All results (financial and operational) presented in this release for 1996 are on a pro forma basis to reflect the Reorganization, described in TCG's SEC Registration Statements.

REVENUE MIX:
------------

TCG's sales force produced a 91% increase in switched services revenues in the 1997 June quarter compared to the same period in 1996. This was TCG's highest year over year growth and correlated with the growth in access lines served, which increased 99,748 or 97% from the June quarter 1996 to 202,642 lines at the end of the June quarter 1997. On a sequential quarterly basis, access lines increased 31,867 lines, a 19% growth from first quarter 1997 access lines of 170,775. Switched services revenues grew 22% from the first quarter in 1997. The strong growth in switched services is exceeding our objectives of increasing the proportion of switched services in our total revenue mix. Switched services are now 43% of total revenues compared to 40% a year ago.

Internet and enhanced data service revenues continue to grow at triple digit rates, with year over year growth at 357% and sequential quarterly growth at 43%. Internet and enhanced data are now 4.4% of total revenues for the quarter ended June 30, 1997 compared to 1.7% for the same period in 1996. The roll-out of Internet services is proceeding on schedule with TCG CERFnet currently offered in 22 cities.

During the second quarter of 1997, TCG added 101 high speed data circuits for a total of 605 high speed data circuits. TCG now services nearly three times as many high speed data circuits versus a year ago. High speed data customers served in the second quarter of 1997 were 117 compared to 52 customers in the second quarter of 1996.

NETWORK EXPANSION:
------------------
For the second quarter of 1997, capital expenditures were $146.9 million and year to date capital expenditures totaled $217.6 million. Capital expenditures continue to be a mix of success-based spending and geographic expansion. Route miles have increased over 1,100 miles or 17% from year end 1996, and utilization of TCG's capacity, as measured by voice-grade equivalent circuits served have increased by 1.19 million or 27%. Equally important, the number of on-net buildings has increased by 1,074 buildings or 38% from year end 1996, and carrying more of the call on-net has contributed to greater EBITDA. Total buildings served were 10,949, an increase of 41% in six months. The following is a comparison of TCG's network statistics at the end of the second quarter 1997 versus year-end 1996.


                             6/30/97         12/31/96          Increase
                            ---------        ---------         --------
Route Miles                     7,870            6,744            1,126
Fiber Miles                   398,774          346,039           52,735
Voice-Grade Equivalents     5,621,950        4,428,770        1,193,180
Buildings: On-net               3,923            2,849            1,074
   Off-net                      7,026            4,896            2,130
----------------------         ------        ---------        ---------
Total Buildings                10,949            7,745            3,204
Local Serving Offices             127              102               25
Switches Installed                 30               25                5
High Speed Data circuits          605              414              191


OPERATING RESULTS:
------------------
EBITDA margin was 7.5% in the second quarter 1997 compared to 3.6% in the second quarter 1996. The excellent performance in EBITDA was primarily attributable to improvements in operating expenses. As more services are deployed over TCG's own networks, the economics of the business continues to improve in the operating expense category. Operating expenses were 58.5% of revenues in the second quarter 1997 compared to 62.4% for the same period in 1996.

TCG continued to invest in sales and marketing to capture new customers and sell more integrated services during the second quarter; however SG&A (selling, general and administrative) expenses as a percentage of revenues were controlled to 34% of revenues.

At the end of the second quarter 1997, total employees were 2,673, an increase of 59% from a year ago. Sales employees at June 30, 1997 totaled 595, a 71% increase from a year ago and agents and resellers now total 1,951.

The net loss for the second quarter of 1997 was $51.3 million or $0.31 per share versus $25.2 million or $0.19 per share in the second quarter of 1996. Second quarter 1997 EBITDA increased by $6.3 million over the same period in 1996 but was more than offset by the increase of $14.4 million of non-cash expenses, depreciation and amortization. Additionally, net interest expense increased $17.2 million from the second quarter 1996.

ACQUISITIONS, FINANCINGS AND NEW  PRODUCT OFFERINGS:
----------------------------------------------------
On July 28, 1997, TCG completed the amendment of the $250 million revolving credit facility for TCG New York with 20 banks to $400 million. The agreement also provides an additional $100 million of credit available in 1998. The availability of these funds significantly increases TCG's financial flexibility. At the end of June 30, 1997, TCG's cash and marketable securities position was $470 million, which more than adequately provides for TCG's capital expenditures for 1997.

  On July 28, 1997, TCG exercised the option to acquire the remaining 50.1% interest in BizTel Communications, Inc., a holder of 38 GigaHertz (GHz) licenses in 206 geographic areas. The completion of the transaction is subject to regulatory approval. The expanded use of 38 GHz facilities will increase TCG's independence from having to lease services from our main competitors for lower volume customers and concurrently deploy capital more efficiently and lower operating costs. BizTel's 38 GHz technology is a natural complement to TCG's extensive fiber based network.

  On July 16, 1997, TCG announced the introduction of "TCG Prime Card", TCG's calling card for our business customers. This addition to TCG's robust line of product and services is expected to begin on August 1st and will be offered on a national basis.

This press release, other than historical financial information, contains forward - looking statements that involve risks and uncertainties detailed in the company's SEC reports and registration statements. Actual results may vary materially.

                       TELEPORT COMMUNICATIONS GROUP INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        (unaudited with pro forma 1996)

($ in millions, except EPS)

                                     Three Months Ended
                                           June 30
                                       1997      1996*
                                     ------    ------
Revenue                              $115.7    $ 65.1
Expenses:
 Operating                             67.6      40.7
 Selling, Gen, & Admin.                39.4      22.1
 Depreciation/Amort.                   37.3      22.8
                                     ------    ------
Operating Loss                        (28.6)    (20.5)
Interest Income                         6.8       0.6
Interest Expense                      (28.7)    ( 5.4)
Minority Interest                       0.0       1.0
Equity of Unconsol. Affiliates       (  0.3)     (0.3)
                                     ------    ------
Loss Before Taxes                     (50.8)    (24.6)
Income Tax Provision                  (  .5)     (0.6)
                                     ------    ------
Net Loss                             $(51.3)   $(25.2)
                                     ======    ======

EBITDA                               $  8.7    $  2.3
EPS                                  $( .31)   $( .19)
Weighted Avg. Shares (millions)      164.9     131.9


*Second Quarter 1996 is shown on a pro forma basis to reflect the Reorganization, described in TCG's SEC Registration Statements.

                       TELEPORT COMMUNICATIONS GROUP INC.
                            STATEMENTS OF OPERATIONS
                          (Unaudited with GAAP 1996)

($ in millions, except EPS)

                                          Three Months Ended
                                               June 30
                                    Consolidated       Combined
                                        1997              1996*
                                      ------           -------
Revenue                               $115.7           $  57.1
Expenses:
 Operating                              67.6              33.4
 Selling, Gen, & Admin.                 39.4              15.6
 Depreciation/Amort.                    37.3              14.1
                                      ------           -------
Operating Loss                         (28.6)           ( 6.0)
Interest Income                          6.8               1.5
Interest Expense                       (28.7)           ( 9.5)
Minority Interest                        0.0               0.7
Equity of Unconsol. Affiliates         ( 0.3)           ( 5.9)
                                      ------           -------
Loss Before Taxes                      (50.8)           (19.2)
Income Tax Provision                   ( 0.5)           ( 0.5)
                                      ------           -------
Net Loss                               (51.3)           (19.7)
                                      ======           =======


EPS                                    ( .31)           ( .27)
Weighted Avg. Shares                    164.9             72.9
(millions)

*Second Quarter 1996 is shown on a GAAP basis to reflect the Company prior to the Reorganization, described in TCG's SEC Registration Statements.

                       TELEPORT COMMUNICATIONS GROUP INC.
                            STATEMENTS OF OPERATIONS
                        (Unaudited with Pro forma 1996)

($ in millions, except EPS)

                                        Six Months Ended
                                             June 30

                                       1997            1996*
                                     ------         -------
Revenue                              $212.5         $ 123.2
Expenses:
 Operating                            125.0            77.1
 Selling, Gen, & Admin.                72.7            42.8
 Depreciation/Amort.                   67.0            44.1
                                     ------         -------
Operating Loss                        (52.2)         ( 40.8)
Interest Income                        18.0             1.6
Interest Expense                      (58.3)         ( 10.9)
Minority Interest                       0.0             2.0
Equity of Unconsol. Affiliates        ( 2.8)         (  0.6)
                                     ------         -------
Loss Before Taxes                     (95.3)         ( 48.7)
Income Tax Provision                  ( 1.1)          ( 0.8)
                                     ------         -------
Net Loss                             $(96.4)        $( 49.5)
                                     ======         =======

EBITDA                               $ 14.8         $   3.3
EPS                                  $( .59)        $ ( .37)
Weighted Avg. Shares                  163.3           131.9
(millions)

* Year to date ended June 30, 1996 is shown on a pro forma basis to reflect the Company prior to the Reorganization, described in TCG's SEC Registration Statements.

                       TELEPORT COMMUNICATIONS GROUP INC.
                            STATEMENTS OF OPERATIONS
                          ( Unaudited with  GAAP 1996)

($ in millions, except EPS)

                                          Six Months Ended
                                               June 30
                                    Consolidated        Combined
                                        1997             1996*
                                      ------           -------
Revenue                               $212.5           $ 107.5
Expenses:
 Operating                             125.0              62.3
 Selling, Gen, & Admin.                 72.7              29.4
 Depreciation/Amort.                    67.0              27.0
                                      ------           -------
Operating Loss                        (52.2)            (11.2)
Interest Income                        18.0               2.7
Interest Expense                      (58.3)            (17.6)
Minority Interest                       0.0               0.9
Equity of Unconsol. Affiliates        ( 2.8)            (12.4)
                                      ------           -------
Loss Before Taxes                     (95.3)           ( 37.6)
Income Tax Provision                  ( 1.1)            ( 0.8)
                                      ------           -------
Net Loss                              $(96.4)         $( 38.4)
                                      ======          ========


EPS                                   $( .59)          $( .54)
Weighted Avg. Shares                   163.3              71.5
(millions)

* Year to date ended June 30, 1996 is shown on a GAAP basis to reflect the Company prior to the Reorganization, described in TCG's SEC Registration Statements.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.



Dated: July 31, 1997                      By: /s/ Maria Terranova-Evans
                                              __________________________
                                          Name:   Maria Terranova-Evans
                                          Title:  Vice President and Controller
                                                 (Principal Accounting Officer)